Exhibit 5.1

March 23, 1998

CyberShop International, Inc.
130 Madison Avenue
New York, NY 10016

Ladies and Gentlemen:

         We refer to the registration statement on Form S-1 (the "Abbreviated Registration Statement"), filed by CyberShop International, Inc. (the "Company") with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended:

         575,000 shares of the Company's common stock, par value $.001 per share ("Common Stock"), for the sale by the Company in an underwritten public offering, which includes amounts to be sold to cover over-allotments.

         The shares of Common Stock are to be issued and sold with the Common Stock registered pursuant to the Company's Registration Statement on Form S-1 (Reg. No. 333-42707) which was declared effective March 20, 1998, pursuant to an underwriting agreement, dated the date hereof (the "Underwriting Agreement"), between the Company and the Underwriters.

         As counsel to the Company, we have examined such corporate records, documents, agreements and such matters of law as we have considered necessary or appropriate for the purpose of this opinion. Upon the basis of such examination, we advise you that in our opinion:

         The Common Stock to be sold by the Company to the Underwriters, if and when paid for and issued in accordance with the terms of the Underwriting Agreement between the Company and the Underwriters in the form of Exhibit 1.1 to the Registration Statement, will be validly issued, fully paid and nonassessable.

         We are members of the bar of the State of New York, and the opinion expressed herein is limited to questions arising under the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

         We consent to the filing of this opinion as an exhibit to the Abbreviated Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus which is part of the Abbreviated Registration Statement.

                                        Very truly yours,

                                        /s/ RUBIN BAUM LEVIN CONSTANT & FRIEDMAN
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                                            RUBIN BAUM LEVIN CONSTANT & FRIEDMAN